Exhibit 10(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 316 to Registration Statement No. 033-26305 on Form N-1A of our report dated September 26, 2013, relating to the consolidated financial statements and consolidated financial highlights of BlackRock India Fund, and its subsidiary (the “Fund”), appearing in the Annual Report on Form N-CSR of the Fund for the year ended July 31, 2013. We also consent to the references to us under the headings “Financial Highlights” and “Fund and Service Providers” in the Prospectus and “Financial Statements” in the Statement of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP
Boston, Massachusetts
November 25, 2013